    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              SCIENCE APPLICATIONS
                           INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           95-3630868
         (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 546-6000
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DOUGLAS E. SCOTT
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 546-6000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                               SARAH JONES BESHAR
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
  TITLE OF EACH CLASS                                               PROPOSED MAXIMUM
  OF SECURITIES TO BE       AMOUNT TO BE       PROPOSED MAXIMUM    AGGREGATE OFFERING       AMOUNT OF
       REGISTERED            REGISTERED       OFFERING PRICE(1)         PRICE(1)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Debt Securities.........     $300,000,000             100%            $300,000,000           $ 90,910
===========================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o), exclusive of accrued interest, if any.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES
     MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION STATEMENT OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

[LOGO]
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                                DEBT SECURITIES
                            ------------------------

     Science Applications International Corporation (the "Company") may offer from time to time unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series, or any combination of the foregoing, at an aggregate initial offering price not to exceed $300,000,000 or its equivalent if some or all of the Debt Securities are denominated in one or more foreign currencies, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

     Specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered will be set forth in one or more accompanying Prospectus Supplements (each a "Prospectus Supplement"), together with the terms of the offering of the Debt Securities and the initial price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Debt Securities, without limitation, the following: the specific designation, aggregate principal amount, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or currency units in which principal, premium, if any, or interest, if any, is payable, any modifications of or additions to the covenants described in this Prospectus and any other specific terms thereof. The amounts payable by the Company in respect of Debt Securities may be calculated by reference to the value, rate or price of one or more specified commodities, currencies or indices to the extent set forth in the Prospectus Supplement. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Debt Securities covered by the Prospectus Supplement.

     The Company may sell the Debt Securities directly, through agents designated from time to time or through underwriters or dealers. If any agents of the Company or any underwriters or dealers are involved in the sale of the Debt Securities, the names of such agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to the Company will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for agents, underwriters and dealers.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

             This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is             , 1997

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR CHANGE IN THE AFFAIRS OF THE COMPANY AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, NY 10048 and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company has filed a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities being offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance that a copy of such document has been filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy so filed. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents have been filed by the Company with the Commission and are hereby incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K/A for the year ended January 31, 1997 (which incorporates by reference portions of the Proxy Statement for the Company's 1997 Annual Meeting of Stockholders);

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1997 and July 31, 1997; and

          (3) The Company's Current Reports on Form 8-K dated June 30, 1997, July 9, 1997, July 11, 1997, July 21, 1997, September 19, 1997 and
              September 30, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Registration Statement.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Science Applications International Corporation, 10260 Campus Point Drive, San Diego, California 92121, Attention: Corporate Secretary (telephone: (619) 535-7323).

                                  THE COMPANY

     The Company provides diversified professional and technical services ("Technical Services") and designs, develops and manufactures high-technology products ("Products"). The Company's Technical Services and Products are primarily sold to departments and agencies of the U.S. Government, including the Department of Defense, Department of Energy, Department of Transportation, Department of Veterans Affairs, Environmental Protection Agency and National Aeronautics and Space Administration. Revenues generated from the sale of Technical Services and Products to the U.S. Government as a prime contractor or subcontractor accounted for approximately 79%, 83% and 86% of revenues in fiscal years 1997, 1996 and 1995, respectively. The balance of the Company's revenues are attributable to the sales of Technical Services and Products to foreign, state and local governments, commercial customers and others. The percentage of revenues attributable to Technical Services has increased since fiscal year 1995 while the percentage of revenues attributable to Products has correspondingly decreased. Technical Services revenues and Product revenues were 94% and 6%, respectively, for fiscal year 1997; 93% and 7%, respectively, for fiscal year 1996; and 91% and 9%, respectively, for fiscal year 1995. On March 7, 1997, the Company sold its Science Applications International Technologies ("SAIT") business unit, which designed, manufactured and sold certain ruggedized computers and display products and accounted for 49% of the Company's Product revenues in fiscal year 1997. The Company provides Technical Services primarily in the areas of "National Security," "Health," "Environment," "Energy" and "Other Technical Services," the last of which includes the Company's transportation, commercial information technology and space business areas. The percentage of Technical Services revenues attributable to National Security-related work has gradually declined to 44% of total revenues for fiscal year 1997. For fiscal year 1997, the Health, Environment, Energy and Other Technical Services business areas accounted for 14%, 11%, 5% and 20%, respectively, of total revenues.

     On November 20, 1996, the Company entered into a definitive acquisition agreement to purchase Bell Communications Research, Inc. ("Bellcore"), a provider of telecommunications services, information networking software and consulting services. As of December 31, 1996, Bellcore had approximately 5,500 employees and annual revenues of approximately $1 billion. The Company believes that Bellcore's strengths in telecommunications software development and network design will complement the Company's existing information management and communications services businesses. The consummation of the acquisition is subject to certain conditions and contingencies, including regulatory approvals. The Company has no assurance that the acquisition will be completed.

     The principal executive offices of the Company are located at 10260 Campus Point Drive, San Diego, California 92121. The telephone number is (619) 546-6000.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated:

                                                           SIX MONTHS                YEAR ENDED JANUARY 31,
                                                         ENDED JULY 31,     ----------------------------------------
                                                              1997          1997     1996     1995     1994     1993
                                                         --------------     ----     ----     ----     ----     ----
Ratio of Earnings to Fixed Charges.....................        5.4          5.0      5.0      4.5      4.2      3.9

     For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income adjusted for fixed charges, including minority interest in the consolidated subsidiary with fixed charges and excluding undistributed earnings or losses of less than 50% owned companies accounted for under the equity method. Fixed charges consist of interest on indebtedness and the portion of rental expense the Company believes to be representative of interest.

                                USE OF PROCEEDS

     Except as may otherwise be disclosed in an applicable Prospectus Supplement, the net proceeds to the Company from the sale of the Debt Securities offered hereby are expected to be used for general corporate purposes, which may include financing capital expenditures and working capital requirements, stock repurchases, acquisitions or repayment or refinancing of existing indebtedness. Pending application, proceeds may be invested in short-term, marketable securities.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be unsecured obligations issued under an Indenture (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"). The following summaries do not purport to be complete and are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions are incorporated by reference as part of the statements made herein, and such statements are qualified in their entirety by such reference to the provisions of the Indenture. Capitalized terms used below and not otherwise defined are used as defined in the Indenture. Section references are to the Indenture.

GENERAL

     The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that the Debt Securities may be issued from time to time in one or more series. The Debt Securities will rank equally with all other unsecured and unsubordinated obligations of the Company. Except as described under "-- Certain Restrictions on the Company," the Indenture does not limit other indebtedness or securities which may be incurred or issued by the Company or any of its subsidiaries or contain financial or similar restrictions on the Company or any of its subsidiaries. The Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in any distribution of assets of any subsidiary of the Company upon the subsidiary's liquidation or reorganization or otherwise are effectively subordinated to the claims of the subsidiary's creditors, except to the extent that the Company or any of its creditors may itself be a creditor of that subsidiary.

     Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Debt Securities offered thereby (the "Offered Debt Securities"): (i) the designation of the Offered Debt Securities;
(ii) the aggregate principal amount of the Offered Debt Securities; (iii) the date or dates on which principal of, and premium, if any, on, the Offered Debt Securities will be payable; (iv) the rate or rates (which may be fixed or variable) at which the Offered Debt Securities shall bear interest, if any, or the method by which such rate or rates shall be determined, the basis on which such interest, if any, shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest, if any, will accrue and on which such interest, if any, will be payable and the related record dates; (v) if other than the offices of the Trustee, the place where the principal of, and premium, if any, and interest, if any, on, the Offered Debt Securities will be payable; (vi) any redemption, repayment or sinking fund provisions; (vii) if other than denominations of $1,000 or multiples thereof, the denominations in which the Offered Debt Securities will be issuable; (viii) if other than the principal amount thereof, the portion of the principal amount due upon acceleration; (ix) if other than U.S. dollars, the currency or currencies or currency unit or currency units in which the Offered Debt Securities will be denominated and in which principal of, and premium, if any, and interest, if any, on, the Offered Debt Securities will or may be payable; (x) any index used to determine the amount of payments or principal of, and premium, if any, and interest, if any, on, the Offered Debt Securities; (xi) the terms and conditions, if any, pursuant to which the Offered Debt Securities may be converted or exchanged for other securities of the Company or any other person; (xii) whether the Offered Debt Securities shall be issued in the form of one or more Global Securities (as defined in "-- Book-Entry System"); (xiii) the identity of any trustees, depositaries, authenticating or paying agents, transfer agents or registrars with respect to the Offered Debt Securities and
(xiv) any other specific terms of the Offered Debt Securities.

     The Debt Securities will be issued as registered securities either in certificated form or in the form of one or more global securities under a book-entry system, as specified in the applicable Prospectus Supplement. See "-- Book-Entry System."

     Unless otherwise specified in the applicable Prospectus Supplement, principal and premium, if any, will be payable, and the Debt Securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Company may require payment of the sum sufficient to cover any tax or other governmental charge, payable in connection with any such transfer or exchange (Sections 2.09 and 3.02).

     Unless otherwise specified in the applicable Prospectus Supplement, interest on any series of Debt Securities will be payable on the interest payment dates set forth in the applicable Prospectus Supplement to the persons in whose names the Debt Securities are registered at the close of business on the related record date and will be paid, at the option of the Company, by wire transfer or by checks mailed to such persons (Sections 2.08 and 3.01).

     If the Debt Securities are issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount, the material United States federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be generally described in the applicable Prospectus Supplement.

     If any Debt Securities are sold for any foreign currency or currency unit or if the principal of, or premium, if any, or interest, if any, on, any Debt Securities is payable in any foreign currency or currency unit, the restrictions, elections, tax consequences, specific terms and other information with respect to such Debt Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

     Unless otherwise described in the applicable Prospectus Supplement, there are no covenants or provisions contained in the Indenture which afford the holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

BOOK-ENTRY SYSTEM

     If so specified in the applicable Prospectus Supplement, Debt Securities of any series may be issued under a book-entry system in the form of one or more global securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the applicable Prospectus Supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

     The Depositary has advised the Company that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or representatives of which) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

     Payment of principal of, and premium, if any, and interest, if any, on, Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any paying agent or registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary or its nominee, as the case may be, upon receipt of any payment of principal, premium or interest in respect of a Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     A Global Security may not be transferred except as a whole by the Depositary to its nominee or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or its nominee to a successor of the Depositary or a nominee of such successor. If the Depositary for a Global Security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities in certificated form in exchange for all of the Global Securities representing such Debt Securities. In addition, the Company may at any time and in its sole discretion determine not to have any Debt Securities represented by one or more Global Securities and, in such event, will issue Debt Securities in certificated form in exchange for all of the Global Securities representing such Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary, receive Debt Securities of such series in certificated form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name (Section 2.09).

CERTAIN RESTRICTIONS ON THE COMPANY

  Limitations on Liens

     The Company will not, and will not permit any Restricted Subsidiary to, incur any Lien on property or assets owned on or acquired after the date of the Indenture by the Company or any Restricted Subsidiary to secure Debt without making, or causing such Restricted Subsidiary to make, effective provision for securing the Debt Securities (and, if the Company may so determine, any other Debt of the Company or such Restricted Subsidiary that is not subordinated in right of payment to the Debt Securities) (x) equally and ratably with such Debt as to such property or assets for as long as such Debt will be so secured or (y) in the event such Debt is subordinated in right of payment to the Debt Securities, prior to such Debt as to such property for as long as such Debt will be so secured (Section 3.06).

     The foregoing restrictions will not apply to Liens existing on the date of the Indenture or to: (i) Liens securing only the Debt Securities; (ii) Liens in favor of only the Company or a Restricted Subsidiary of the Company; (iii) any Lien on property of a Person existing immediately prior to the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or otherwise becomes a Subsidiary of the Company (provided that such Lien is not incurred in anticipation of such transaction and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such transaction); (iv) any Lien on property existing immediately prior to the time of acquisition thereof (provided that such Lien is not incurred in anticipation of such acquisition and does not extend beyond the property subject thereto, or secure any Debt that is not secured thereby, immediately prior to such acquisition); (v) any Lien on property securing all or any portion of the purchase price thereof or securing all or any portion of the cost of construction or alteration of or improvement on any property created or assumed contemporaneously with, or within 270 days after, such acquisition or completion of such construction or improvement (provided that such Lien does not extend to any other property and secures Debt in an amount that does not exceed such purchase price or cost of construction, alteration or improvement); (vi) Liens for taxes or assessments or other governmental charges or levies that are not delinquent, remain payable without penalty or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which such reserve or other appropriate provision, if any, as may be required in accordance with generally accepted accounting principles has been made; (vii) Liens to secure obligations under workmen's compensation laws or similar legislation; (viii) Liens incurred to secure the performance of statutory obligations or bids, surety or appeal bonds, performance or return-of-money bonds or other obligations of a like nature incurred in the ordinary course of business; (ix) any Lien securing Debt owing by the Company to a Wholly Owned Subsidiary (provided that, for purposes of this covenant and the covenant described under "-- Limitations on Sale and Leaseback Transactions," upon either (a) the transfer or other disposition of any Debt secured by such Lien to a Person other than another Wholly Owned Subsidiary of the Company or (b) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of capital stock of or any other ownership interest in such Wholly Owned Subsidiary to which such secured Debt is owed to a Person other than the Company or another Wholly Owned Subsidiary of the Company, the provisions described in this clause (ix) will no longer be applicable to such Lien and such Lien will be subject (if otherwise subject) to the requirements of this covenant without regard to this clause
(ix)); (x) any Lien arising in the ordinary course of business in favor of a customer, which Liens are inherent in the government contracting process; (xi) any Liens on assets identified as "Restricted Cash" on the Company's balance sheet which are payable to third parties; (xii) any Lien associated with a sale or discount of accounts receivable of the Company or its Subsidiaries provided that such Lien (a) does not involve the creation of a Lien or negative pledge on any accounts receivable not so sold or discounted and (b) does not involve in the aggregate the sale or discount of accounts receivable having a book value exceeding $100,000,000; (xiii) Liens securing obligations not exceeding $100,000,000 in the aggregate on (a) the assets of single purpose Subsidiaries and (b) assets of the Company or any of its Subsidiaries incurred in connection with and related solely to the toll collection business; (xiv) any Lien in favor of the Trustee in respect of expenses incurred or services rendered pursuant to the Indenture and (xv) extensions, renewals or replacements (or successive extensions, renewals, or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (iii), (iv) and (v) so long as such Lien does not extend to any other property and the Debt so secured is not increased (Section 3.06).

     In addition to the foregoing, the Company and its Subsidiaries may, without equally and ratably securing the Debt Securities, incur a Lien to secure Debt or enter into a Sale and Leaseback Transaction if, after giving effect thereto, the sum of: (i) the amount of all Debt secured by all Liens incurred on or after the date of the Indenture and otherwise prohibited by the Indenture and (ii) the Attributable Value of Sale and Leaseback Transactions entered into on or after the date of the Indenture and otherwise prohibited by the Indenture does not exceed 15% of Consolidated Net Worth.

     All Debt Securities, regardless of their series, will rank pari passu with one another.

  Limitations on Sale and Leaseback Transactions

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction (except for a period not exceeding 36 months) unless (i) the Company or such Restricted Subsidiary would be entitled to enter into such Sale and Leaseback Transaction pursuant to the provisions described in the second or third paragraph under "-- Limitations on Liens" without equally and ratably securing the Debt Securities or (ii) the Company or a Subsidiary of the Company applies, within 90 days after the related Sale Transaction, an amount equal to the Net Available Proceeds of such Sale Transaction (a) to the redemption of Debt Securities or, to the extent Debt Securities are not then redeemable, to the retirement of Debt Securities, of other Company Debt that is pari passu with the Debt Securities or of Subsidiary Debt or, to the extent there is no such Company Debt or Subsidiary Debt, other Company Debt or (b) to the purchase of property, securities, or other assets (other than cash or cash equivalents) having a fair market value, determined at the time of such purchase, at least equal to the Net Available Proceeds of such sale and which will be used (or, in the case of any securities, are capital stock issued by a company engaged) in the business of the Company and its Restricted Subsidiaries as then being conducted. Debt Securities redeemed or otherwise retired pursuant to the provision described above may not be used as credits against any sinking fund obligations (Section 3.07).

  Consolidation; Merger; Sale of Assets

     With respect to the Debt Securities of any series, the Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "successor Person"), and may not permit any Person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, unless (i) the successor Person (if any) is a corporation, partnership, trust, limited liability company or other entity organized and validly existing under the laws of any domestic jurisdiction and expressly assumes the Company's obligations on the Debt Securities of such series and under the Indenture with respect thereto,
(ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, with respect to the Debt Securities of such series shall have occurred and be continuing, (iii) if, as a result of the transaction, property of the Company or any Restricted Subsidiary would become subject to a Lien the incurrence of which would not be permitted under the limitation on Liens described above under "Restrictive Covenants," the Company takes such steps as are necessary to cause the Debt Securities of such series to be secured equally and ratably with (or prior to) the Debt secured by such Lien as provided in such limitation and (iv) certain other conditions are met (Section 9.01).

CERTAIN DEFINITIONS

     The Indenture will include, among others, the following definitions:

     "ATTRIBUTABLE VALUE" means, as to any lease under which any Person is at the time liable, other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate that would be applicable to a Capital Lease Obligation with like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

     "CAPITAL LEASE OBLIGATION" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person that is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation will be deemed to be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "CONSOLIDATED NET WORTH" means, at any date of determination, the net worth of the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.

     "DEBT" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every Capital Lease Obligation of such Person and (v) every obligation of the type referred to in clauses (i) through
(iv) of another Person, the payment of which such Person has Guaranteed.

     "LIEN" means any mortgage, pledge or lien securing any Debt.

     "NET AVAILABLE PROCEEDS" from any Sale Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any consideration received in the form of assumption of Debt or other obligations by others or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale Transaction, (ii) all payments made by such Person or its Subsidiaries on any Debt that is secured by a Lien on the property or assets so disposed of in accordance with the terms of such Lien or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Sale Transaction, or by applicable law, be repaid out of the proceeds from such Sale Transaction and
(iii) all distributions and other payments made to third parties (other than Subsidiaries) in respect of minority or joint venture interests as a result of such Sale Transaction.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company at least 50% of whose consolidated assets are located, or at least 50% of whose consolidated revenues during the then-latest four fiscal quarters were derived from operations conducted, in the United States and its territories and possessions. For this purpose, the consolidated assets or revenues of a Subsidiary will be deemed to be the assets or revenues of such Subsidiary and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

     "SALE AND LEASEBACK TRANSACTION" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or assets of such Person which has been or is being sold, conveyed, transferred or otherwise disposed of by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets. The stated maturity of such arrangement will be deemed to be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "SALE TRANSACTION" means any sale, conveyance, transfer or other disposition of the kind referred to in the first sentence of the definition of "SALE AND LEASEBACK TRANSACTION."

     "SIGNIFICANT SUBSIDIARY" means, at any time, any Subsidiary of the Company that qualifies at such time as a "significant subsidiary" of the Company within the meaning of Regulation S-X promulgated by the Commission (as in effect at such time).

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture; (e) a default or defaults under any note(s) or other evidence(s) of Debt (including Debt Securities of another series), or any agreement(s) or instrument(s) (including the Indenture) under which there may be issued or by which there may be secured or evidenced any Debt of the Company or any Subsidiary having a principal amount outstanding, individually or in the aggregate, of at least $50,000,000, and whether existing on or created after the date of the Indenture, which default or defaults (i) constitute a failure to pay any portion of the principal of such Debt when due (after the expiration of any applicable grace period) or (ii) have resulted in acceleration of any portion of such Debt having an aggregate principal amount equal to or in excess of $50,000,000, without the overdue or accelerated portion of such Debt having been discharged, or without such acceleration having been rescinded or annulled by the holders of such Debt, within 30 days after written notice has been given by the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, as provided in the Indenture; (f) a final judgment or final judgments for the payment of money are entered against the Company or any Subsidiary of the Company in an aggregate amount in excess of $50,000,000 by a court or courts of competent jurisdiction, unless such judgments are fully discharged, bonded or stayed within 60 days after the right to appeal such judgments has expired and (g) certain events in bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. Other Events of Default may apply with respect to the Debt Securities of a particular series, as indicated in the applicable Prospectus Supplement (Section 5.01).

     If an Event of Default (other than an Event of Default described in clause
(g) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (g) above with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture (Section 5.01). For information as to waiver of defaults, see "-- Modification and Waiver."

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 5.06).

MODIFICATION AND WAIVER

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities then Outstanding of each series affected by a supplement to the Indenture, to supplement the Indenture or any supplemental indenture or modify the rights of the Holders of the Debt Securities of such series, provided, that no such supplement or modification shall (i) extend the stated maturity or reduce the principal amount of any Debt Security or any portion thereof, reduce the rate or extend the time of payment of interest thereon, reduce any amount payable on redemption thereof or change the currency in which the Debt Security is payable, or reduce the amount of an Original Issue Discount Security payable upon acceleration or the amount provable in bankruptcy, or impair or affect any Holder's right to institute suit for payment or right of repayment or (ii) reduce the aforesaid percentage of Debt Securities of any series, in each case without the consent of the Holders affected thereby (Section 8.02).

     The Indenture also contains provisions permitting the Company and the Trustee to enter into supplemental indentures without the consent of the Holders of any series of Debt Securities to (i) convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debt Securities any property or assets, subject to and in compliance with the terms of the Indenture, (ii) evidence the succession of another corporation to the Company, subject to and upon compliance with the provisions of the Indenture, and the assumption by such successor corporation of the covenants, agreements and obligations in the Debt Securities and in the Indenture, (iii) evidence and provide for a successor Trustee under the Indenture with respect to one or more series of Debt Securities, (iv) add to the covenants of the Company, (v) cure any ambiguity or correct or supplement any provision in the Indenture that may be defective or
(vi) establish the form or terms of Debt Securities of any series (Section
8.01).

     The Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding may, on behalf of the Holders of all Debt Securities of such series, waive compliance by the Company with certain restrictive provisions of the Indenture (Section 5.10). The Holders of a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding with respect to which an Event of Default shall have occurred and be continuing may, on behalf of the Holders of all Debt Securities of such series, waive any past default or Event of Default under the Indenture except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected (Section 5.10).

     Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action in the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by the Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date (Section 7.02).

DEFEASANCE

     The Indenture provides that the Company, at its option, (i) will be discharged from all obligations in respect of the Debt Securities of a series (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or destroyed Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain restrictive covenants of the Indenture described under "-- Certain Restrictions on the Company," in each case if the Company irrevocably deposits in trust with the Trustee money, or the equivalent in securities of the government which issued the currency in which the Debt Securities of any then outstanding series are denominated or securities issued by government agencies backed by the full faith and credit of such government, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all of the principal of (including any mandatory redemption payments), and premium, if any, and interest, if any, on, and repurchase obligations, if any, with respect to, the Debt Securities of such series, on the dates such payments are due in accordance with terms of such Debt Securities. To exercise either option, the Company is required to deliver to the Trustee an opinion of independent tax counsel (which may be counsel to the Company) to the effect that the deposit and related defeasance would not cause the holders of Debt Securities of such series to recognize income, gain or loss for United States federal income tax purposes. To exercise the option described in clause (i) above, such opinion must be based on a ruling of the Internal Revenue Service or a change in law occurring after the issue date of the Debt Securities of such series (Section 10.01).

CONCERNING THE TRUSTEE

     Unless otherwise specified in the applicable Prospectus Supplement, The Chase Manhattan Bank is the Trustee, paying agent and registrar under the Indenture.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through underwriters or dealers and also may sell Debt Securities directly to other purchasers or through agents. Any such underwriter or agent involved in the offer and sale of Debt Securities will be named in an applicable Prospectus Supplement.

     Underwriters may offer and sell Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company may also offer and sell Debt Securities in exchange for one or more issues of its outstanding debt securities or exchangeable or convertible debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell Debt Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Debt Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     If so indicated in an applicable Prospectus Supplement, the Company will authorize underwriters or dealers acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Debt Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with which Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but in all cases will be subject to approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Debt Securities covered by its contracts shall not at the time of delivery thereof be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if any Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of Debt Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     All Debt Securities will be a new issue of securities with no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

     Certain of the underwriters or agents and their affiliates may engage in transactions with, and perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Debt Securities will be passed upon for the Company by its special counsel, Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A of Science Applications International Corporation for the year ended January 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Bellcore and its subsidiaries as of December 31, 1996 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of the TransCore Retirement Savings Plan incorporated by reference in this Prospectus from the Annual Report on Form 11-K, which was filed as part of the Company's Form 8-K dated June 30, 1997, have been audited by Beard & Company, Inc., independent auditors, to the extent and for the periods indicated in their report appearing therein, and are incorporated in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

    SEC registration fee..................................................................  $ 90,910
    Printing and engraving................................................................    30,000
    Legal fees and expenses...............................................................    75,000
    Fees of accountants...................................................................    27,000
    Fees of trustee.......................................................................     7,500
    Blue sky fees and expenses............................................................    35,000
    Rating agency fees....................................................................   170,000
    Miscellaneous.........................................................................     1,090
                                                                                            --------
              Total.......................................................................  $436,500
                                                                                            ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

     Section 145 of the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

     The Company's Restated Certificate of Incorporation provides in effect for the elimination or limitation of personal liability and indemnification by the Company of each director and elected and appointed officer of the Company to the fullest extent permitted by applicable law.

ITEM 16.  EXHIBITS.

     (a) Exhibits

EXHIBIT
NUMBER                                               DESCRIPTION
-------   -------------------------------------------------------------------------------------------------
  *1.1    Form of Underwriting Agreement
   3.1    Restated Certificate of Incorporation of the Registrant, as amended July 19, 1990 (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1991)
   3.2    Bylaws of the Registrant, as amended through April 11, 1997 (incorporated by reference to Exhibit
          3(b) to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended January 31, 1997)
  *4.1    Indenture between the Registrant and The Chase Manhattan Bank, as Trustee
  *4.2    Form of Debt Security (included in Exhibit 4.1)
   5.1    Opinion of Davis Polk & Wardwell
  12.1    Computation of ratio of earnings to fixed charges
  23.1    Consent of Price Waterhouse LLP
  23.2    Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
  23.3    Consent of Coopers & Lybrand L.L.P.
  23.4    Consent of Beard & Company, Inc.
  24.1    Powers of Attorney (included in signature pages)
  25.1    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The
          Chase Manhattan Bank, as Trustee under the Indenture

---------------
* To be filed by amendment

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that the undertakings set forth in paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 3, 1997.

                                     SCIENCE APPLICATIONS INTERNATIONAL
                                     CORPORATION

                                     By:         /s/ J.R. BEYSTER
                                      ------------------------------------------
                                      J.R. Beyster
                                      Chairman of the Board and Chief Executive
                                         Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS J.R. BEYSTER, J.D. HEIPT AND D.E. SCOTT HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, EACH ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING POST-EFFECTIVE AMENDMENTS, AS WELL AS ANY RELATED REGISTRATION STATEMENT (OR AMENDMENT THERETO) FILED PURSUANT TO RULE 462 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, AND HEREBY RATIFIES AND CONFIRMS ALL HIS OR HER SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM OR HIS OR HER SUBSTITUTES MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.

     THIS POWER OF ATTORNEY MAY BE EXECUTED IN MULTIPLE COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL, BUT WHICH TAKEN TOGETHER SHALL CONSTITUTE ONE INSTRUMENT.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                SIGNATURE                                 TITLE                      DATE
------------------------------------------  ---------------------------------  ----------------

             /s/ J.R. BEYSTER                 Chairman of the Board, Chief     October 3, 1997
------------------------------------------   Executive Officer and Director
               J.R. Beyster                   (Principal Executive Officer)

              /s/ W.A. OWENS                   President, Chief Operating      October 3, 1997
------------------------------------------        Officer and Director
                W.A. Owens

              /s/ W.A. ROPER                     Chief Financial Officer       October 3, 1997
------------------------------------------    (Principal Financial Officer)
                W.A. Roper
             /s/ P.N. PAVLICS                 Principal Accounting Officer     October 3, 1997
------------------------------------------
               P.N. Pavlics

             /s/ D.P. ANDREWS                           Director               October 3, 1997
------------------------------------------
               D.P. Andrews

              /s/ V.N. COOK                             Director               October 3, 1997
------------------------------------------
                V.N. Cook

                SIGNATURE                                 TITLE                      DATE
------------------------------------------  ---------------------------------  ----------------


              /s/ C.K. DAVIS                            Director               October 3, 1997
------------------------------------------
                C.K. Davis

             /s/ W.H. DEMISCH                           Director               October 3, 1997
------------------------------------------
               W.H. Demisch

             /s/ W.A. DOWNING                           Director               October 3, 1997
------------------------------------------
               W.A. Downing

             /s/ E.A. FRIEMAN                           Director               October 3, 1997
------------------------------------------
               E.A. Frieman

             /s/ J.E. GLANCY                            Director               October 3, 1997
------------------------------------------
               J.E. Glancy

              /s/ B.R. INMAN                            Director               October 3, 1997
------------------------------------------
                B.R. Inman

         /s/ H.M.J. KRAEMER, JR.                        Director               October 3, 1997
------------------------------------------
           H.M.J. Kraemer, Jr.

             /s/ W.M. LAYSON                            Director               October 3, 1997
------------------------------------------
               W.M. Layson

             /s/ C.B. MALONE                            Director               October 3, 1997
------------------------------------------
               C.B. Malone

             /s/ J.W. MCRARY                            Director               October 3, 1997
------------------------------------------
               J.W. McRary

            /s/ S.D. ROCKWOOD                           Director               October 3, 1997
------------------------------------------
              S.D. Rockwood

             /s/ E.A. STRAKER                           Director               October 3, 1997
------------------------------------------
               E.A. Straker

              /s/ M.E. TROUT                            Director               October 3, 1997
------------------------------------------
                M.E. Trout

             /s/ J.P. WALKUSH                           Director               October 3, 1997
------------------------------------------
               J.P. Walkush

           /s/ J.H. WARNER, JR.                         Director               October 3, 1997
------------------------------------------
             J.H. Warner, Jr.

              /s/ J.A. WELCH                            Director               October 3, 1997
------------------------------------------
                J.A. Welch

                SIGNATURE                                 TITLE                      DATE
------------------------------------------  ---------------------------------  ----------------


             /s/ J.B. WIESLER                           Director               October 3, 1997
------------------------------------------
               J.B. Wiesler

              /s/ A.T. YOUNG                            Director               October 3, 1997
------------------------------------------
                A.T. Young

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                              DESCRIPTION
  -------    ----------------------------------------------------------------------------------------------
    *1.1     Form of Underwriting Agreement
     3.1     Restated Certificate of Incorporation of the Registrant, as amended July 19, 1990
             (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for
             the fiscal year ended January 31, 1991)
     3.2     Bylaws of the Registrant, as amended through April 11, 1997 (incorporated by reference to
             Exhibit 3(b) to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended
             January 31, 1997)
    *4.1     Indenture between the Registrant and The Chase Manhattan Bank, as Trustee
    *4.2     Form of Debt Security (included in Exhibit 4.1)
     5.1     Opinion of Davis Polk & Wardwell
    12.1     Computation of ratio of earnings to fixed charges
    23.1     Consent of Price Waterhouse LLP
    23.2     Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
    23.3     Consent of Coopers & Lybrand L.L.P.
    23.4     Consent of Beard & Company, Inc.
    24.1     Powers of Attorney (included in signature pages)
    25.1     Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The
             Chase Manhattan Bank, as Trustee under the Indenture

---------------
* To be filed by amendment